SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549




                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  June 25, 1995



                      UNITED HEALTHCARE CORPORATION
            (Exact name of registrant as specified in charter)



                                MINNESOTA
              (State or other jurisdiction of incorporation)


          0-13253                            41-1321939
     (Commission File Number)    (IRS Employer Identification No.)



      300 Opus Center, 9900 Bren Road East, Minnetonka, MN      55343
      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (612) 936-1300

Item 5. Other Events

On June 26, 1995 United HealthCare Corporation ("Registrant"), announced that it and a wholly owned subsidiary of Registrant ("Acquiror Sub"), executed and delivered an Agreement and Plan of Merger on June 25, 1995, with The MetraHealth Companies, Inc., a Delaware corporation ("MetraHealth"), and certain of its shareholders and their affiliates, The Travelers Insurance Company ("Travelers"), The Travelers Insurance Group, Inc., MetLife HealthCare Holdings, Inc. and Metropolitan Life Insurance Company, a New York mutual life insurance company ("MetLife"), to acquire MetraHealth. Upon the terms and subject to the conditions set forth in the Agreement, Acquiror Sub shall be merged with and into MetraHealth. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and MetraHealth shall continue as the surviving corporation of the Merger.

MetraHealth, which is privately held, was formed in January 1995 by combining the group health care operations of MetLife and Travelers. MetraHealth covers more than 10 million individuals, including 4.6 million in network-based care programs, approximately 450,000 of whom are health maintenance organization (HMO) members. It provides health-related services to 58,000 companies, including more than 40 of the Fortune 100. In addition, MetraHealth covers approximately 18 million individuals through its specialty care programs.

Under the terms of the Agreement, Registrant will pay $1.15 billion in cash and $0.5 billion of 5.75% convertible preferred stock, for a total consideration at closing of $1.65 billion. The convertible preferred stock will be convertible into Registrant's common stock at $49.48, will have a three-year no-call provision, and will have a ten-year mandatory redemption. In addition, the current owners of MetraHealth will be eligible to receive up to an additional $350 million if, based on MetraHealth's 1995 results, as defined, MetraHealth achieves certain operating results. Any consideration payable for this 1995 earnout over and above the initial $1.65 billion may, at Registrant's sole discretion at that time, be in the form of cash, covertible debt, convertible preferred stock, or straight debt. Moreover, if Registrant's post-acquisition combined net income for 1996 and 1997 reaches certain specified levels, MetraHealth's current owners will be eligible to receive up to an additional $175 million in cash for each of those years. The agreement was negotiated at arms-length and the cash portion of the consideration will be paid from Registrant's available cash resources.

The anticipated closing date of the acquisition is during Registrant's 1995 fourth quarter.

Registrant and MetraHealth issued a joint press release on June 26, 1995, a copy of which is attached hereto as Exhibit 99.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(c)  Exhibits

     Exhibit 99--United HealthCare Corporation and MetraHealth
     Companies, Inc. press release, dated June 26, 1995.
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              UNITED HEALTHCARE CORPORATION
                                   (Registrant)


                              By  /s/David P. Koppe

                                    David P. Koppe
                                    Chief Financial Officer


Date:     July 5, 1995

EXHIBIT INDEX




Exhibit Number Description                                    Page No.

99             United HealthCare Corporation and MetraHealth
               Companies,Inc.press release dated
               June 26, 1995.                                 5